UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

March 24, 2004

ASCENDANT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 102, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

AMENDMENT NO. 2 TO FORM 8-K DATED MARCH 24, 2004

On March 24, 2004, Ascendant Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report the completion of its acquisition of substantially all of the assets of Park Pharmacy Corporation Inc., a Colorado corporation (“Seller” or “Park Pharmacy”), pursuant to the First Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code proposed by the Seller and the Company. On March 24, 2004, the Company filed Amendment No. 1 to the Initial Report in order to correct a typographical error. This Amendment No. 2 to the Initial Report amends Item 7 of the Initial Report to provide the financial statements and pro forma financial information required under Items 7(a) and 7(b) of Form 8-K.

Item 7.	Financial Statements and Exhibits

(a)	Financial statements of business acquired

The following financial statements of Park Pharmacy Corporation are set forth in Exhibit 99.1 and are hereby incorporated by reference herein: (i) the audited consolidated balance sheets as of June 30, 2003 and 2002 (ii) the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the three years in the period ended June 30, 2003 (iii) the unaudited consolidated balance sheet as of December 31, 2003 (iv) the unaudited consolidated statements of operations for the six months ended December 31, 2003 and December 31, 2002 (v) the unaudited consolidated statement of stockholders’ deficit for the six months ended December 31, 2003 (vi) the unaudited consolidated statements of cash flows for the six months ended December 31, 2003 and December 31, 2002 and (vii) the consolidated notes to the financial statements for such periods.

(b)	Pro forma financial information

The following unaudited Pro Forma Consolidated Statements of Operations reflects the results of operations for the three months ended March 31, 2004 and for the year ended December 31, 2003 after giving effect to adjustments described in the following paragraphs, as if the Company had acquired the Park Assets on January 1, 2003.

The Company has included a post-closing condensed consolidated balance sheet as of March 31, 2004 in this amendment on page 4, in lieu of a pro forma balance sheet.

Ascendant Solutions, Inc. and Park Pharmacy Corporation

Unaudited Pro Forma Combined Consolidated Financial Statements

Introduction

On March 24, 2004, the Company acquired, through a newly formed, wholly owned subsidiary, Dougherty’s Holdings, Inc. (“DHI”), substantially all of the assets of Park Pharmacy Corporation (the “Park Assets”) pursuant to the Joint Plan and the Asset Purchase Agreement (the “Agreement”) entered into December 9, 2003 between Park Pharmacy and DHI. Park Pharmacy had been operating as a debtor in possession since December 2, 2002. The purchased assets include all of the cash and certain other assets of Park Pharmacy and all equity interests of the following entities (each directly or indirectly wholly-owned by Park Pharmacy): (i)

Dougherty’s Pharmacy, Inc., (ii) Park Operating GP, LLC, (iii) Park LP Holdings, Inc., (iv) Park-Medicine Man GP LLC (v) Park Infusion Services, L.P., and (vi) Park-Medicine Man, L.P.

The Company capitalized its newly formed subsidiary, DHI, with an aggregate of approximately $1.5 million in cash. DHI acquired the Park Assets by the assumption of approximately $6.3 million in debt of Park Pharmacy. In addition, and pursuant to the asset purchase agreement, approximately $1.35 million (including $1.1 million due AmerisourceBergen Drug Corporation described below) of acquired liabilities were paid at closing or through the period ending March 31, 2004.

In connection with the purchase of the Park Assets, the Company assumed (1) approximately $6.3 million in funded debt, (2) an additional $3.2 million in accounts payable and other liabilities, and (3) incurred approximately $0.5 million in acquisition costs. The Company expects to incur additional out-of-pocket costs in the second quarter of 2004 associated with the purchase. The acquisition is being accounted for using the purchase method of accounting. The purchase price has been preliminarily allocated as follows:

Net cash acquired	$1,396,000
Trade accounts receivable	5,094,000
Inventory	2,281,000
Leasehold improvements, furniture, fixtures and equipment	560,000
Other assets	287,000
Intangible assets	370,000
Accounts payable and other assumed liabilities	(3,187,000)

$6,801,000

The Company is currently analyzing the intangible assets that it acquired and has not yet determined which portion of the intangible assets will be amortizable. Consequently, no amortization expense for intangible assets with determinable lives has been included in the pro forma financial statements.

Depreciable Lives of Fixed Assets Acquired:

•	$328,000 in leasehold improvements – 15 year life

•	$232,000 in furniture, fixtures and equipment – 3-7 year life

The Company’s unaudited consolidated balance sheet for the period ended March 31, 2004 gives effect to the acquisition of the Park Assets and was previously included in the Company’s condensed consolidated financial statements and the notes thereto in the Company’s Quarterly Report on Form 10-Q as of and for the period ended March 31, 2004 which are incorporated herein by reference. The purchase price allocation used in the following condensed balance sheet is preliminary. The Company’s unaudited consolidated balance sheet for the period ended March 31, 2004, as previously filed, is presented below:

ASCENDANT SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(000’s omitted, except per share amounts)

March 31, 2004
(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,281
Trade accounts receivable	5,094
Other receivables	134
Receivable from affiliates	43
Inventories	2,281
Prepaid expenses	226

Total current assets	10,059
Property, equipment, and software, net	573
Deferred acquisition costs	152
Intangible assets	370
Investments in limited partnerships	274
Other assets	17

Total assets	$11,445

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,670
Accounts payable to affiliates	3
Accrued liabilities	729
Notes payable, current	431

Total current liabilities	2,833
Notes payable, long-term	5,921
Limited partnership interests	248
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—7,500,000
Issued and outstanding—none	—
Common stock, $0.0001 par value:
Authorized shares—50,000,000
Issued and outstanding shares—21,665,900 at March 31, 2004 and December 31, 2003	2
Additional paid-in capital	59,840
Deferred compensation	(38)
Accumulated deficit	(57,361)

Total stockholders’ equity	2,443

Total liabilities and stockholders’ equity	$11,445

The following unaudited pro forma consolidated statements of operations have been prepared to give effect to the acquisition of the Park Assets, using the purchase method of accounting. The unaudited pro forma consolidated statement of operations of the Company and Park Pharmacy for the for the three months ended March 31, 2004 and the year ended December 31, 2003, includes the historical statements of operations of the Company and Park Pharmacy for the three months ended March 31, 2004 and for the year ended December 31, 2003 as if the acquisition had been consummated on January 1, 2003.

The unaudited pro forma consolidated financial statements are based on the respective historical financial statements, including the notes thereto, of the Company and Park Pharmacy, and should be read in conjunction with: (i) Park Pharmacy’s unaudited financial statements for the periods ended December 31, 2003 and 2002, along with (ii) Park Pharmacy’s audited financial statements for the year ended June 30, 2003, included in this amended Current Report as Exhibit 99.1, (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 filed on May 24, 2004; and (iv) the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 31, 2004.

The unaudited pro forma consolidated statements of operations include adjustments, which are based on preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Park Pharmacy. The purchase price allocation presented herein is preliminary, and final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma consolidated statements of operations are intended for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred on January 1, 2003 for statements of operations purposes, nor are they necessarily indicative of the future financial position or results of operations.

The unaudited pro forma consolidated statements of operations do not include potential cost savings from operating efficiencies or synergies that may result from the acquisition and do not reflect the terms of the three year supply agreement with AmerisourceBergen Drug Corporation (“AmerisourceBergen”) pursuant to which DHI and the newly acquired indirect subsidiaries agreed to purchase prescription and over-the-counter pharmaceuticals from AmerisourceBergen through March 2007. However, no assurances can be given as to the amount, if any, of such potential cost savings or synergies.

Ascendant Solutions, Inc.

Pro Forma Consolidated Statements of Operations

Three Months Ended March 31, 2004, Unaudited

(000’s omitted, except per share amounts)

	Ascendant Solutions, Inc.	Park Pharmacy Corporation	Pro Forma Adjustments	Pro Forma Combined
	(Note 1)	(Note 2)	(Notes 3,4,5)	(Note 4)
Revenue:
Real estate advisory revenues	$470	$—	$—	$470
Product sales and other, net	775	9,156	—	9,931

	1,245	9,156	—	10,401
Cost of product sales	507	5,840	—	6,347

Gross profit	738	3,316	—	4,054

Operating expenses:
Selling, general and administrative expenses	847	2,997	—	3,844
Depreciation and amortization	6	42	6	54
Non-cash stock compensation	18	—	—	18

Total operating expenses	871	3,039	6	3,916

Operating income (loss) from continuing operations before reorganization item and income taxes	(133)	277	(6)	138

Reorganization item - professional fees	—	(224)	224	—
Investment and other income	70	—	—	70
Interest income (expense), net	(3)	(126)	44	(85)
Limited partner interest in net (income) losses of partnerships	(40)	—	—	(40)

Income (loss) from continuing operations before income taxes	(106)	(73)	262	83

Income taxes	—	—	—	—

Net Income (loss)	$(106)	$(73)	$262	$83

Basic net income (loss) from continuing operations per share	$(0.00)			$0.00
Diluted net income (loss) from continuing operations per share	$(0.00)			$0.00
Weighted average shares used in computing basic net income (loss) per share	21,665,900			21,665,900

Weighted average shares used in computing diluted net income (loss) per share	21,665,900			22,124,205

See accompanying introduction and notes to pro forma condensed consolidated statements of operations.

Ascendant Solutions, Inc.

Pro Forma Consolidated Statements of Operations

Year Ended December 31, 2003, Unaudited

(000’s omitted, except per share amounts)

	Ascendant Solutions, Inc.	Park Pharmacy Corporation	Pro Forma Adjustments	Pro Forma Combined
	(Note 1)	(Note 2)	(Notes 3,4,5)	(Note 4)
Revenue:
Real estate advisory revenues	$505	$—	$—	$505
Product sales and other, net	—	40,411	—	40,411

	505	40,411	—	40,916
Cost of product sales	—	26,037	—	26,037

Gross profit	505	14,374	—	14,879

Operating expenses:
Selling, general and administrative expenses	1,540	12,958	—	14,498
Impairment charges	112	—	—	112
Depreciation and amortization	63	192	30	285

Total operating expenses	1,715	13,150	30	14,895

Operating income (loss) from continuing operations before reorganization item and income taxes	(1,210)	1,224	(30)	(16)

Reorganization item - professional fees	—	(137)	137	—
Investment and other income	85	144	—	229
Interest income (expense), net	30	(433)	59	(344)
Limited partner interest in net (income) losses of partnerships	277	—	—	277

Income (loss) from continuing operations before income taxes	(818)	798	166	146

Income taxes	—	—	—	—

Net Income (loss)	$(818)	$798	$166	$146

Basic net income (loss) from continuing operations per share	$(0.04)			$0.01
Diluted net income (loss) from continuing operations per share	$(0.04)			$0.01
Weighted average shares used in computing basic
net income (loss) per share	21,557,150			21,557,150

Weighted average shares used in computing diluted
net income (loss) per share	21,557,150			22,283,261

See accompanying introduction and notes to pro forma condensed consolidated statements of operations.

Notes to Pro Forma Consolidated Statements of Operations

Note 1 – The Pro Forma Consolidated Statements of Operations for Ascendant Solutions, Inc. include its results of operation as reflected in the Company’s unaudited Quarterly Report on Form 10-Q for the three month period ended March 31, 2004 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. Results of operations of Park Assets are included in the historical results of operations for the three months ended March 31, 2004 for the seven days following the acquisition on March 24, 2004.

Note 2 – The results of operations for Park Pharmacy Corporation includes only the results from continuing operations and have been adjusted from a June 30 fiscal year basis to a December 31 calendar year basis to coincide with the reporting period of Ascendant Solutions, Inc. for the year ended December 31, 2003. For the reporting period ended March 31, 2004, the results of operations of Park Pharmacy Corporation are in the Pro Forma Consolidated Statement of Operations for the period commencing January 1, 2004 and ending on the date of acquisition, March 24, 2004.

Note 3 – Pro Forma Adjustments include adjustments to depreciation and acquisition and interest expense as if the acquisition occurred on January 1, 2003 reflecting fair value adjustments made to property and equipment and their depreciable lives and the revised terms of debt restructured in connection with the March 24, 2004 acquisition. The increase in Park Asset pro forma depreciation and amortization reflects primarily the effect of changing leasehold amortization from historical lives of 40 years to 15 years. The decrease in Park Asset pro forma interest expense reflects the effect of an overall interest rate reduction achieved in the March 24, 2004 recapitalization from an historical rate of prime plus 5% to the restructured fixed rate of 6%.

Pro Forma Adjustments also eliminate the reorganization item for professional fees associated with Park Pharmacy’s operations in bankruptcy.

Note 4 – No income tax provision is recorded due to utilization of the Company’s fully reserved net operating loss carry forwards.

Note 5 – The unaudited pro forma consolidated statements of operations do not include potential cost savings from operating efficiencies or synergies that may result from the acquisition and do not reflect the potential savings to be realized pursuant to the terms of a new three year supply agreement with AmerisourceBergen Drug Corporation (“AmerisourceBergen”) pursuant to which DHI and the newly acquired indirect subsidiaries agreed to purchase prescription and over-the-counter pharmaceuticals from AmerisourceBergen through March 2007. However, no assurances can be given as to the amount, if any, of such potential cost savings or synergies.

(c)	Exhibits

2.1 Asset Purchase Agreement between Dougherty’s Holdings, Inc. and Park Pharmacy Corporation dated December 9, 2003 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 11, 2003)

2.2 First Amendment to the Asset Purchase Agreement between Dougherty’s Holdings, Inc. and Park Pharmacy Corporation dated February 27, 2004 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed March 24, 2004)

23.1 Independent Auditors’ Consent (filed herewith)

99.1 Audited Financial Statements of Park Pharmacy Corporation for the three years ended June 30, 2003 and the notes thereto (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: June 7, 2004	By:	/s/ DAVID E. BOWE

David E. Bowe Chief Executive Officer, President and Chief Financial Officer